SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2025

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement

On May 29, 2025, iQSTEL Inc. (the “Company” or “Buyer”), a Nevada corporation, entered into a Unit Purchase Agreement (the “Agreement”) with Craig Span (the “Seller”) and Globetopper, LLC, a Delaware limited liability company (the “Globetopper”), pursuant to which the Company agreed to acquire fifty-one percent (51%) of the membership interests of Globetopper (the “Transferred Membership Interest”) from the Seller.

Pursuant to the Agreement, the Company will acquire 51% of the membership interests of Globetopper for a total purchase price consisting of $700,000, payable as follows: $50,000 upon execution of the Agreement; $50,000 in cash on the Closing Date; $50,000 in cash 30 days after the Closing Date, secured by a promissory note and pledge agreement; $50,000 in cash 60 days after the Closing Date, secured by a promissory note and pledge agreement; $500,000 in restricted common shares of the Company, calculated at a 20% discount to the volume weighted average price (VWAP) during the five days preceding the Closing Date.

Additional payments based on Globetopper’s EBITDA growth, payable in common shares of the Company at a 20% discount to the greater of the VWAP during the five days following the applicable period or preceding the payment date, will be payable as follows:

•	September 30, 2026: 50% of the positive difference between EBITDA at acquisition and EBITDA 12 months post-Closing.

•	September 30, 2027: 50% of the positive difference between EBITDA 12 months and 24 months post-Closing.

The closing is expected to occur on or before July 1, 2025, subject to the satisfaction of customary closing conditions, including due diligence and the accuracy of representations and warranties. Either party may terminate the Agreement if the closing does not occur by July 10, 2025.

The Company will invest up to $1,200,000 in Globetopper over 24 months post-Closing in monthly installments of $50,000, subject to the achievement of specified quarterly financial targets.

The Seller will remain as Chief Executive Officer of Globetopper for at least two years post-Closing, with a reasonable salary and benefits to be agreed upon.

The operating agreement of Globetopper will be amended to reflect a new board of directors consisting of three members, with the Company designating two members and the Seller designating one, with decisions made by majority vote.

Both parties agreed to mutual indemnification for breaches of representations, warranties, or covenants, with the Seller’s indemnification liability capped at 10% of the purchase price received.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 29, 2025, the Company issued a press release announcing the execution of the Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Unit Purchase Agreement, dated May 29, 2025
99.1	Press Release, dated March 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date May 30, 2025

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